CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-18967, No. 33-26351, No. 33-26565, No. 33-33370,
No. 33-51978, No. 33-58899,  No. 33-58901 and No. 33-81040).  We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-35674) and Form S-2 (No. 33-38764 and No. 33-33094) of MicroAge, Inc. of our report dated December 11, 1996 appearing on page F-2 of this Form 10-K.





PRICE WATERHOUSE LLP

Phoenix, Arizona
January 30, 1997